Exhibit 10.50

AMENDMENT NO. 1 TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 18, 2009, is entered into by AMGEN INC., a Delaware corporation (the “Company”), and the banks party hereto.

W I T N E S S E T H

WHEREAS, the Borrower, the financial institutions party thereto, Citicorp USA, Inc., as Administrative Agent and Barclays Bank PLC, as Syndication Agent, are parties to the Credit Agreement dated as of November 2, 2007 (the “Credit Agreement”);

WHEREAS, the Administrative Agent, the Company and Lehman Commercial Paper Inc. have agreed that the Commitment of Lehman Commercial Paper Inc. as a Lender under the Credit Agreement is to be terminated; and

WHEREAS, the Company has requested and, subject to the conditions hereof, the Majority Banks have agreed to amend the Credit Agreement to reflect the foregoing and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended by this Amendment.

(b) Interpretation. The rules of interpretation set forth in Article I to the Credit Agreement shall be applicable to this Amendment and are incorporated herein mutatis mutandis by this reference.

SECTION 2. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of the term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended to replace the value “$2,500,000,000” with the value “$2,322,500,000” in the first sentence thereof.

(b) Section 2.6(a) of the Credit Agreement is hereby amended to replace the value “$300,000,000” with “$278,700,000” in the first sentence thereof.

(c) Schedule 2.1 to the Credit Agreement is deleted in its entirety and replaced with the amended Schedule 2.1 attached hereto as Exhibit A.

SECTION 3. Termination of Commitment of Lehman Commercial Paper Inc. Subject to the requirements of Sections 13.16(a) and (b) of the Credit Agreement, the Commitments of Lehman Commercial Paper Inc. shall be deemed to be terminated as of the Effective Date and Lehman Commercial Paper Inc. shall cease to be a Lender under the Credit Agreement for all purposes under the Credit Agreement as of the Effective Date; provided that it is agreed that no breakage costs have been or will be incurred for the purposes of Section 13.16(a); and provided, further, that the obligations of Lehman Commercial Paper Inc. under Section 13.14 and the obligations of the Company under Section 13.12 of the Credit Agreement shall survive such termination, and any such termination shall not be deemed to be a waiver or release of any claim that the Company, the Administrative Agent, the Issuing Bank or any Lender may have against Lehman Commercial Paper Inc.

SECTION 4. Effective Date. This Amendment shall become effective as of the date hereof (the “Effective Date”), upon execution and delivery by the Company, the Administrative Agent, Lehman Commercial Paper Inc. and the Majority Banks (or the Administrative Agent at the direction of the Majority Banks).

SECTION 5. Continuing Effect. Except solely with respect to the matters described in Section 2 and Section 3, this Amendment shall not limit or otherwise adversely affect the rights of the Company, any Borrowers, the Banks and the Administrative Agent under the Credit Agreement. From and after the Effective Date, the Credit Agreement, as amended hereby, shall remain in full force and effect, without further amendment or modification.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, the Banks, and the Administrative Agent and their respective successors and permitted assigns.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such separate counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Further References. On and after the effective date of this Amendment, (i) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under the Credit Agreement or constitute a waiver of any provision of any of the foregoing.